Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Corporation Issues Statement Regarding Recent Market Developments

NEW YORK, December, 18, 2014 -- RCS Capital Corporation (“RCS Capital”) (NYSE: RCAP), in light of recent market developments, issued the following statement:

“The fundamentals driving the success of our business remain strong and unchanged. Our confidence in the long-term prospects for the company is resolute,” said Michael Weil, Chief Executive Officer of RCS Capital. “There have been no reported accounting irregularities at RCS Capital, none, and the recent unfounded allegations reported in the press in connection with our Chairman, Nicholas S. Schorsch, should not have any material impact on the long-term strength of our business model or our operating results.”

Mr. Weil continued, “Progress on our strategic initiatives has resulted in recent positive analyst recommendations and upgrades, citing a strong outlook for our retail advice business and stabilization in other areas of RCS Capital over the longer term. We believe investors remain confident in the direct investment and mutual fund products we distribute as evidenced by the steady increase in sales volume throughout November. The steady and continual reinstatement of our products by our selling group members, and the over 1,100 current active selling agreements, will help ensure that retail clients continue to have access to the diverse portfolio of alternative investments we offer.”

On October, 31, 2014, RCS Capital’s audit committee, made up of entirely independent directors, retained independent external legal counsel to conduct a review in accordance with specified procedures determined appropriate in scope by that committee. RCS Capital’s counsel was assisted by an outside forensic accounting firm in the review. Following counsel’s review, assisted by the accounting firm, RCS Capital announced that its audit committee, board of directors and management team remained confident in the company’s reported historical financials, financial accounting, and internal controls.

“We continue to be completely confident in the professionalism, integrity and good judgment of our entire management team and our board of directors,” said Mark Auerbach, the company’s Lead Independent Director. “RCS Capital has made certain that our house is in financial order as evidenced by the accounting review we undertook.”

About RCS Capital

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCS Capital’s business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCS Capital can be found on its website at www.rcscapital.com. RCS Capital may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Forward-Looking Statements

The statements in this press release include statements regarding the intent, belief or current expectations of RCS Capital and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including RCS Capital’s ability to integrate businesses acquired in recent and pending acquisitions into its existing businesses. Additional factors that may affect future results are contained in RCS Capital’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries: Investor Inquiries:

Jonathan Keehner / Mahmoud Siddig Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (646) 937-6903